Press Release
For Immediate Release
January 22, 2010
Contact:  Hugh W. Mohler, President & CEO    410-494-2580

Bay National Corporation Announces Changes to
Structure of Proposed Offering

Baltimore, Maryland (January 22, 2010) - Bay National Corporation (Nasdaq:BAYN), the holding company for Bay National Bank, announced today that it intends to change the structure of its proposed offering of Units, each Unit consisting of one share of its common stock and a warrant to purchase one share of its common stock, as disclosed in its registration statement on Form S-1 filed with the Securities and Exchange Commission on December 22, 2009.  The offering of the Units will not be conducted as a rights offering and as such the Units will not initially be offered solely to existing stockholders.  Instead, the Units will be offered directly to the public, with current stockholders having the ability to participate in the offering on the same terms as the general public.  The Company intends that the revised structure of the offering will be reflected in an amendment to its registration statement that will be filed with the Securities and Exchange Commission.

Completion of the offering remains dependent upon stockholder approval of an increase in the number of shares of the Company’s common stock authorized under its articles of incorporation.  The Company will solicit stockholder approval of an increase in the number of authorized shares of common stock from 20,000,000 shares to 95,000,000 shares at a special meeting of stockholders to be held on February 25, 2010.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective.  The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.  The offering will be made only by means of a prospectus.

The statements in this press release with respect to our proposed offering constitute “forward-looking statements” as defined by Federal Securities laws.  Such statements are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Potential risks and uncertainties include, but are not limited to, our ability to raise sufficient funds in the offering, further deterioration in real estate values and economic conditions generally, and changes in interest rates, deposit flows and loan demand, as well as changes in competitive, governmental, regulatory, technological and other factors which may affect Bay National Corporation specifically or the banking industry generally.

Press Release
For Immediate Release
January 22, 2010
Contact:  Hugh W. Mohler, President & CEO    410-494-2580

Forward-looking statements speak only as of the date they are made.  Bay National Corporation will not update forward-looking statements to reflect factual assumptions, circumstances or events that have changed after a forward-looking statement was made.  For further information, please refer to the Bay National Corporation reports filed with the U.S. Securities and Exchange Commission.